UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2003

BANCFIRST CORPORATION

(Exact name of registrant as specified in its charter)

OKLAHOMA	0-14384	73-1221379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Broadway, Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (405) 270-1086

Item 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On August 11, 2003 BancFirst Corporation received a notice of a blackout period for its BancFirst Corporation Employee Stock Ownership and Thrift Plan. The BancFirst Corporation Employee Stock Ownership and Thrift Plan (the “Plan) has selected the 401(k) Company as its new recordkeeper effective October 1, 2003 to replace BancFirst’s Trust and Investment Management Division (the “Trust Division”). The Trust Division will continue to serve as Trustee of the Plan. Due to the transition to The 401(k) Company, there will be a “blackout period” when Plan participants will be unable to direct or diversify investments in their accounts, obtain loans from the Plan, make loan payoffs, obtain distributions from the Plan, or otherwise access their accounts. The blackout period will begin on September 10, 2003 and will end the second week in October 2003. BancFirst Corporation provided notice of the blackout period to its directors and executive officers on August 18, 2003. A copy of the notice to the directors and executive officers is being provided as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCFIRST CORPORATION
(Registrant)

Date August 18, 2003	/s/ Randy P. Foraker
(Signature)
Randy P. Foraker
Senior Vice President and Controller;
Assistant Secretary/Treasurer
(Principal Accounting Officer)

Exhibit Index

Exhibit Number

99.1	Notice of Blackout Period, dated August 18, 2003, provided by BancFirst Corporation to its directors and executive officers.

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